Exhibit 99.1

ChannelAdvisor Announces First Quarter 2016 Financial Results
Revenue of $26.3 million increases 17 percent year-over-year
Adjusted EBITDA of $0.9 million also exceeds guidance

Research Triangle Park, NC - May 5, 2016 - ChannelAdvisor Corporation (NYSE: ECOM), a leading provider of cloud-based e-commerce solutions that enable retailers and branded manufacturers to increase global sales, today announced its financial results for the quarter ended March 31, 2016.
"We had a strong first quarter with revenue and adjusted EBITDA coming in above our expectations," said David Spitz, CEO of ChannelAdvisor. “I’m pleased with the progress we’re making as we focus on larger retailers and branded manufacturers.”
Spitz continued, “Last month we attracted over 1,400 attendees to our Catalyst shows in the U.S and U.K. to exchange ideas and best practices, and learn how to grow their businesses more effectively. At Catalyst we announced a number of new technologies reflecting our ongoing commitment to serving online retailers and branded manufacturers. One of these was ChannelAdvisor Product Intelligence, our latest technology for branded manufacturers, which provides insight into where their products are being sold, how they are priced and how they are merchandised. We also added Buy Local technology to our Where to Buy solution, which enables consumers to select between online and nearby offline retailers. Additionally, we officially announced our strategic relationship with Walmart’s global marketplace, which provides opportunities for retailers and brands to increase their reach and optimize sales through one of the largest online retailers in the U.S. Despite these ongoing technology investments, we were able to generate positive adjusted EBITDA in the first quarter. Our solid first quarter and continued execution and momentum support our confidence in our ability to achieve our full year 2016 financial expectations."
First Quarter 2016 Financial Results

•	Total revenue of $26.3 million for the first quarter of 2016 increased 17 percent compared with total revenue of $22.6 million for the first quarter of 2015.

•
GAAP net loss was $(4.6) million compared with a net loss of $(9.0) million in the first quarter of 2015. GAAP net loss per share was $(0.18), based on 25.3 million weighted average shares outstanding, compared with a net loss per share of $(0.36), based on 24.9 million weighted average shares outstanding in the year-ago period.

•
Non-GAAP net loss, which excludes the impact of non-cash stock-based compensation, was $(1.1) million for the first quarter of 2016 compared with non-GAAP net loss of $(6.1) million for the first quarter of 2015. Non-GAAP net loss per share was $(0.04) for the first quarter of 2016 compared with a non-GAAP net loss per share of $(0.24) for the first quarter of 2015.

•
Adjusted EBITDA, a non-GAAP measure, was $0.9 million for the first quarter of 2016 compared with $(4.2) million for the first quarter of 2015. Adjusted EBITDA excludes depreciation, amortization, income tax expense, interest and stock-based compensation expense.

•	Cash at quarter end totaled $61.7 million, compared with $60.5 million at the end of the fourth quarter of 2015.
Recent Business Highlights

•
Average revenue per customer, calculated on a trailing twelve-month basis, increased 13 percent to $35,753 for the twelve months ended March 31, 2016, compared with $31,630 for the twelve months ended March 31, 2015. Total customer count was 2,881 at the end of the first quarter of 2016, compared with 2,893 customers at the end of the first quarter of 2015.

•
Fixed subscription fees were 77 percent of total revenue and variable subscription fees were 23 percent of total revenue for the first quarter of 2016. This compares to 78 percent and 22 percent, respectively, for the first quarter of 2015.

•	Added new top-tier customers including American Apparel, America's Gardening Resource, Anastasia of Beverly Hills, Dynacraft, General Mills, Henkel, Mohawk Home, Overstock.com and Sketchers Inc.

•	Announced integration with Walmart’s global marketplace, as the first launch partner to help retailers and branded manufacturers reach and optimize sales to Walmart’s large customer base.

•
Launched several new technologies in April’s Spring Release, including Buy Local technology now incorporated into Where to Buy technology and Product Intelligence to provide branded manufacturers with insight into online sales across all channels.

Exhibit 99.1

Financial Outlook
Based on information available as of today, ChannelAdvisor is issuing the following guidance for the second quarter and full year of 2016:
Second Quarter 2016

•	Total revenue between $26.6 million and $27.0 million.

•	Adjusted EBITDA between $(2.0) million and $(1.0) million.

•	Stock-based compensation expense between $3.5 million and $3.9 million.

•	25.5 million weighted average shares outstanding.
Full Year 2016

•	Total revenue between $112.0 million and $113.5 million.

•	Adjusted EBITDA between $0.5 million and $3.0 million.

•	Stock-based compensation expense between $12.5 million and $14.5 million.

•	25.5 million weighted average shares outstanding.
Conference Call Information

What:	ChannelAdvisor First Quarter 2016 Financial Results Conference Call
When:	Thursday, May 5, 2016
Time:	4:30 p.m. ET
Live Call:	(855) 638-4821, Passcode 91560546 Domestic
(704) 288-0612, Passcode 91560546 International
Webcast:	http://ir.channeladvisor.com (live and replay)
Key Operating Metrics
Average revenue per customer is revenue divided by the average monthly number of customers during the period.
Total customer count includes all customers who subscribe to at least one of our solutions, but excludes customers who subscribe only to one of our legacy product offerings for lower-volume eBay sellers.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: non-GAAP net loss, non-GAAP net loss per share and adjusted EBITDA.
ChannelAdvisor believes that these non-GAAP measures of financial results provide useful information to management and investors relating to ChannelAdvisor’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.
Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements. In order to compensate for these limitations, management presents non-GAAP financial measures together with GAAP results. Non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. ChannelAdvisor urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business. In addition, other companies, including companies in our industry, may calculate similarly named non-GAAP measures differently than we do, which limits their usefulness in comparing our financial results with theirs. With respect to our expectations under "Financial Outlook" above, reconciliation of non-GAAP Adjusted EBITDA guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high

Exhibit 99.1

variability, complexity and low visibility with respect to the charges excluded from this non-GAAP measure. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
About ChannelAdvisor
ChannelAdvisor (NYSE: ECOM) is a leading provider of cloud-based e-commerce solutions that enable online retailers and branded manufacturers to integrate, manage and optimize their merchandise sales across hundreds of online channels including Amazon, eBay, Facebook, Google, Walmart and more. Through automation, analytics and optimization, ChannelAdvisor customers can leverage a single inventory feed to more efficiently list and advertise products online, and connect with shoppers to increase sales. Billions of dollars in merchandise value are driven through ChannelAdvisor’s platform every year, and thousands of customers use ChannelAdvisor’s solutions to help grow their businesses. For more information, visit www.channeladvisor.com.
Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and guidance and expectations regarding our growth and that of the e-commerce industry. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections, as well as the current beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond ChannelAdvisor’s control. ChannelAdvisor’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in ChannelAdvisor’s Annual Report on Form 10-K for the year ended December 31, 2015 and its Quarterly Report on Form 10-Q that will be filed for the quarter ended March 31, 2016, as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://ir.channeladvisor.com. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our reliance for a significant portion of our revenue on sales by our customers on the Amazon and eBay marketplaces and through advertisements on Google; our ability to respond to rapid changes in channel technologies or requirements; our ability to compete successfully against current and future competitors, which could include the channels themselves; our reliance in part on a pricing model under which a portion of the subscription fees we receive from customers is variable, based upon the amount of transaction volume that those customers process through our platform; our reliance on non-redundant data centers and cloud computing providers to deliver our SaaS solutions; the potential that the e-commerce market does not grow, or grows more slowly than we expect, particularly on the channels that our solutions support; challenges and risks associated with our increasing international operations; and security or privacy breaches. The forward-looking statements included in this press release represent ChannelAdvisor’s views as of the date of this press release. ChannelAdvisor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, these forward-looking statements should not be relied upon as representing ChannelAdvisor’s views as of any date subsequent to the date of this press release.
###

Media Contact:
Jordan Smith
ChannelAdvisor Corporation
jordan.smith@channeladvisor.com
919-582-6813
Investor Contact:
Garo Toomajanian
ICR, LLC
ir@channeladvisor.com
919-228-2003

ChannelAdvisor Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$61,671	$60,474
Accounts receivable, net of allowance of $907 and $785 as of March 31, 2016 and December 31, 2015, respectively	18,057	18,949
Prepaid expenses and other current assets	6,532	9,356
Total current assets	86,260	88,779
Property and equipment, net	15,561	16,696
Goodwill	21,632	21,632
Intangible assets, net	3,100	3,246
Other assets	722	603
Total assets	$127,275	$130,956
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,096	$2,435
Accrued expenses	7,892	9,908
Deferred revenue	21,663	19,835
Other current liabilities	4,364	4,188
Total current liabilities	35,015	36,366
Long-term capital leases, net of current portion	2,031	2,031
Lease incentive obligation	4,864	5,084
Other long-term liabilities	3,232	3,551
Total liabilities	45,142	47,032
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of March 31, 2016 and December 31, 2015	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 25,435,213 and 25,230,958 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	25	25
Additional paid-in capital	242,997	240,360
Accumulated other comprehensive loss	(758)	(893)
Accumulated deficit	(160,131)	(155,568)
Total stockholders’ equity	82,133	83,924
Total liabilities and stockholders’ equity	$127,275	$130,956

ChannelAdvisor Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2016	2015
Revenue	$26,347	$22,590
Cost of revenue (1) (2)	6,913	6,416
Gross profit	19,434	16,174
Operating expenses (1) (2):
Sales and marketing	13,346	15,636
Research and development	4,155	4,131
General and administrative	6,572	5,463
Total operating expenses	24,073	25,230
Loss from operations	(4,639)	(9,056)
Other income (expense):
Interest expense, net	(21)	(44)
Other income (expense), net	55	6
Total other income (expense)	34	(38)
Loss before income taxes	(4,605)	(9,094)
Income tax benefit	(42)	(138)
Net loss	$(4,563)	$(8,956)
Net loss per share:
Basic and diluted	$(0.18)	$(0.36)
Weighted average common shares outstanding:
Basic and diluted	25,292,405	24,930,451

(1) Includes stock-based compensation as follows:
Cost of revenue	$269	$263
Sales and marketing	1,102	1,147
Research and development	443	384
General and administrative	1,611	1,096
	$3,425	$2,890

(2) Includes depreciation and amortization as follows:
Cost of revenue	$1,243	$1,048
Sales and marketing	307	278
Research and development	122	105
General and administrative	423	502
	$2,095	$1,933

ChannelAdvisor Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities
Net loss	$(4,563)	$(8,956)
Adjustments to reconcile net loss to cash and cash equivalents provided by (used in) operating activities:
Depreciation and amortization	2,095	1,933
Bad debt expense	289	486
Stock-based compensation expense	3,425	2,890
Other items, net	(270)	34
Changes in assets and liabilities:
Accounts receivable	489	(2,883)
Prepaid expenses and other assets	2,507	(1,332)
Accounts payable and accrued expenses	(3,121)	2,708
Deferred revenue	1,867	965
Cash and cash equivalents provided by (used in) operating activities	2,718	(4,155)
Cash flows from investing activities
Purchases of property and equipment	(637)	(548)
Payment of internal-use software development costs	(100)	(775)
Cash and cash equivalents used in investing activities	(737)	(1,323)
Cash flows from financing activities
Repayment of capital leases	(55)	(342)
Proceeds from exercise of stock options	272	75
Payment of contingent consideration	(132)	—
Payment of statutory tax withholding related to net-share settlement of restricted stock units	(1,060)	—
Cash and cash equivalents used in financing activities	(975)	(267)

Effect of currency exchange rate changes on cash and cash equivalents	191	267
Net increase (decrease) in cash and cash equivalents	1,197	(5,478)
Cash and cash equivalents, beginning of period	60,474	68,366
Cash and cash equivalents, end of period	$61,671	$62,888

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss and Non-GAAP Net Loss Per Share
(unaudited; in thousands, except share and per share data)
	Three Months Ended March 31,
	2016	2015
Net loss (GAAP)	$(4,563)	$(8,956)
Plus: stock-based compensation	3,425	2,890
Net loss (Non-GAAP)	$(1,138)	$(6,066)

Weighted average common shares outstanding:
Basic and diluted	25,292,405	24,930,451
Net loss per share:
Basic and diluted (Non-GAAP)	$(0.04)	$(0.24)

Reconciliation of Net Loss to Adjusted EBITDA
(unaudited; in thousands)
	Three Months Ended March 31,
	2016	2015
Net loss	$(4,563)	$(8,956)
Adjustments:
Interest expense, net	21	44
Income tax benefit	(42)	(138)
Depreciation and amortization expense	2,095	1,933
Total adjustments	2,074	1,839
EBITDA	(2,489)	(7,117)
Stock-based compensation expense	3,425	2,890
Adjusted EBITDA	$936	$(4,227)